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                                                                    Exhibit 10.2

                            REVOLVING PROMISSORY NOTE


$45,000,000.00                                                  Phoenix, Arizona

                                                                   July 25, 1997


         FOR VALUE RECEIVED, the undersigned (hereinafter called "Maker"), promises to pay to the order of BANK ONE, ARIZONA, NA, a national banking association (the "Payee") (Payee and each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise, are herein successively called "Holder"), at Post Office Box 71, Phoenix, Arizona 85001, Attention:
Commercial Banking, Dept. AZ1-1178, or at such other place as Holder may from time to time designate in writing, the principal sum of FORTY-FIVE MILLION AND NO/100 DOLLARS ($45,000,000.00) or so much thereof as Holder may advance to or for the benefit of Maker plus interest from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

         A. Interest shall accrue:

                  (i) Except to the extent that an RLC Advance bears interest at the Fixed Rate pursuant to this Note, on the unpaid principal of each RLC Advance at the Variable Rate.

                  (ii) To the extent Maker shall elect as provided in this Note and to the extent not otherwise provided in this Note, on the unpaid principal of an RLC Advance at the Fixed Rate.

         B. All interest shall be computed on the basis of a 360-day year and accrue on a daily basis for the actual number of days elapsed. All accrued interest shall be due and payable on the Payment Date.

         C. The entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable hereunder shall be due and payable in full on the RLC Maturity Date.

         D. Each request for an RLC Advance under the Loan Agreement shall, in addition to complying with the other requirements in the Loan
         Agreement, (i) specify the date and amount of the requested RLC
         Advance, (ii) specify whether the RLC Advance shall be an RLC Advance that bears interest at the Variable Rate or shall be
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         an RLC Advance that bears interest at the Fixed Rate, and (iii), if the
         RLC Advance is to bear interest at the Fixed Rate, (A) specify the Interest Period, (B) be delivered to Holder at least two (2) Business Days prior to the date of the requested RLC Advance, and (C) be in a minimum amount of $2,000,000.00 with integral multiples of $1,000,000.00 in excess thereof. Any RLC Advance not complying with the foregoing requirements for an RLC Advance bearing interest at the Fixed Rate shall bear interest at the Variable Rate.

         E. If Maker desires that a Fixed Rate RLC Advance continue to bear interest at the Fixed Rate after the end of an existing Interest Period, Maker shall deliver to Holder a notice making such election and specifying the new Interest Period. If Maker does not deliver such notice within such time, then after the existing Interest Period the Fixed Rate RLC Advance shall become a Variable Rate RLC Advance and shall bear interest at the Variable Rate.

         F. Maker may, upon written notice to and received by Holder not later than 12:00 p.m. (Phoenix, Arizona local time) (i) on the second Business Day, in the case of any conversion of a Variable Rate RLC Advance into a Fixed Rate RLC Advance and (ii) on the first Business Day in the case of any conversion of a Fixed Rate RLC Advance into a Variable Rate RLC Advance, prior to the date of the proposed conversion, convert any RLC Advance of one type into an RLC Advance of the other type, provided, however, that any conversion of a Fixed Rate RLC Advance (A) shall only be made on the last day of the applicable Interest Period except as otherwise provided herein, and (B) shall be made only as to an RLC Advance in a minimum amount of $2,000,000.00 with integral multiples of $1,000,000.00 in excess thereof. Each such notice of a conversion shall specify the date of such conversion and the RLC Advance(s) to be converted.

         G. Notwithstanding any provision of the Loan Documents to the contrary, Holder shall be entitled to fund and maintain its funding of all or any part of any RLC Advance in any manner it sees fit, provided, however, that for the purposes of this Note, all determinations hereunder shall be made as if Holder had actually funded and maintained each Fixed Rate RLC Advance during the Interest Period therefor through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Fixed Rate for such Interest Period.

         H. If, due to any Regulatory Change, there shall be any increase in the cost to Holder of agreeing to make or making, funding, or maintaining Fixed Rate RLC Advances (including, without limitation, any increase in any applicable reserve requirement), then Maker shall from time to time, upon demand by Holder, pay to Holder such amounts as Holder may reasonably determine to be necessary to compensate Holder for any additional costs that Holder reasonably determines are attributable to such Regulatory Change and Holder will notify the Maker of any

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         Regulatory Change that will entitle Holder to compensation pursuant to this paragraph as promptly as practicable, but in any event within 90 days after Holder obtains knowledge thereof, provided, however, that if Holder fails to give such notice within 90 days after it obtains knowledge of such a Regulatory Change, Holder shall, with respect to compensation payable in respect of any costs resulting from such Regulatory Change, only be entitled to payment for costs incurred from and after the date that Holder does give such notice. Holder will furnish to Maker a certificate setting forth in reasonable detail the basis for the amount of each request by Holder for compensation under this paragraph. Determinations by Holder of the amounts required to compensate Holder shall be conclusive, absent manifest error. Holder shall be entitled to compensation in connection with any Regulatory Change only for costs actually incurred by Holder.

         I. Notwithstanding any provision of the Loan Documents, if Holder shall notify Maker that as a result of a Regulatory Change it is unlawful for Holder to make RLC Advances at the Fixed Rate, or to fund or maintain Fixed Rate RLC Advances, (i) the obligations of Holder to make RLC Advances at the Fixed Rate and to convert RLC Advances to the Fixed Rate shall be suspended until Holder shall notify Maker that the circumstances causing such suspension no longer exist, and (ii) in the event such Regulatory Change makes the maintenance of RLC Advances at the Fixed Rate unlawful, Maker shall forthwith prepay in full all Fixed Rate RLC Advances then outstanding, together with interest accrued thereon and all amounts in connection with such prepayment specified hereinbelow, unless Maker, within five (5) Business Days of notice from Holder, converts all Fixed Rate RLC Advances then outstanding into Variable Rate RLC Advances pursuant to the conversion procedures in this Note and pays all amounts in connection with such prepayments or conversions specified hereinbelow.

         J. Notwithstanding any other provision of the Loan Documents, if prior to the commencement of any Interest Period, Holder shall determine (i) that United States dollar deposits in the amount of any Fixed Rate RLC Advance to be outstanding during such Interest Period are not readily available to Holder in the London interbank market, or (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Fixed Rate for such Interest Period in the manner prescribed in the definition of "Fixed Rate," then Holder shall promptly give notice thereof to Maker and the obligation of Holder to create, continue, or effect by conversion any Fixed Rate RLC Advance in such amount and for such Interest Period shall terminate until United States dollar deposits in such amount and for the Interest Period shall again be readily available in the London interbank market and adequate and reasonable means exist for ascertaining the Fixed Rate.

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         The principal balance of this Note represents a revolving credit all or any part of which may be advanced to Maker, repaid by Maker, and re-advanced to Maker from time to time, subject to the other terms hereof and the conditions, if any, contained in the Loan Agreement, and provided that the principal balance outstanding at any one time shall not exceed the face amount hereof.

         Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Holder, in connection with this Note.

         All payments on this Note shall be applied in the order of priority to be determined by Holder in its sole discretion (i) to the payment of any costs, fees or other charges incurred in connection with the indebtedness evidenced hereby, (ii) to the payment of accrued interest, and/or (iii) to the reduction of the principal balance.

         This Note is issued pursuant to that Loan Agreement (the "Loan Agreement") of even date herewith between Maker and Payee hereof and is secured by, among other things, the Security Documents executed by Maker, as debtor, in favor of Payee, as secured party. The capitalized terms used and not otherwise defined herein shall have the same meanings as defined in the Loan Agreement.

         Time is of the essence of this Note. At the option of Holder, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the occurrence of any Event of Default. Should any payment date not be a Business Day, then such payment date shall be the next succeeding Business Day.

         Upon the occurrence of an Event of Default and during the continuation thereof, and after maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at that rate that is four percent (4%) above the rate that would otherwise be payable under the terms hereof. Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. All such costs and expenses shall be secured by the Security Documents. In the event of any arbitration proceedings, arbitration costs and attorneys' fees shall be set in accordance with the applicable rules of the American Arbitration Association. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Holder.

         Maker may, upon at least two (2) Business Days' notice in the case of Fixed Rate RLC Advances and one (1) Business Day's notice in the case of Variable Rate RLC Advances to Holder stating the proposed date and aggregate principal amount of the prepayment, and, if such notice is given, Maker shall prepay the outstanding principal balance hereof in whole or in part at any

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time prior to the Maturity Date as stated in such notice by Maker. With any prepayment of a Fixed Rate RLC Advance or with any conversion of a Fixed Rate RLC Advance to a Variable Rate RLC Advance, in either case other than on the last Business Day of the Interest Period for such Fixed Rate RLC Advance (the "Interest Period Termination Date") (including any such prepayment made voluntarily or involuntarily as a result of the acceleration of maturity upon a default or otherwise), Maker shall also pay (a) all accrued and unpaid interest on the principal being prepaid, (b) all Other Amounts then due, and (c) a premium, if any, equal to the product of (i) the Average Lost Monthly Interest Income and (ii) the number of months from the date of prepayment or conversion to the Interest Period Termination Date (with any fraction of a month counted as a month), discounted to present value at the Discount Rate over a period equal to one-half of the number of months in (ii) above.

         As used in the preceding paragraph:

         "Average Lost Monthly Interest Income" means the amount determined by dividing (i) the product of the Average Principal and the Lost Rate, by
         (ii) 12, where:

                  "Average Principal" means the amount equal to either (i) one-half the sum of (A) the amount of principal being prepaid and (B) the amount of principal that is scheduled to be due on the Interest Period Termination Date ("Balloon Amount"), or
                  (ii) the amount of principal being prepaid, if such amount is less than the Balloon Amount; and

                  "Lost Rate" means the rate per annum equal to the percentage, if any, by which (i) the yield to maturity of United States Treasury debt obligations having a maturity date nearest to the Interest Period Termination Date ("Treasury Obligations") determined on the first day of the Interest Period exceeds
                  (ii) the yield to maturity of Treasury Obligations determined on the date of prepayment.

         "Discount Rate" means the rate per annum equal to the yield to maturity of Treasury Obligations determined on the date of prepayment.

         "Other Amounts" means all amounts payable by Maker to Holder under the Note and all other Loan Documents.

The maturity date and yield to maturity of Treasury Obligations shall be determined by Holder, in its absolute and sole discretion, on the basis of quotations published in The Wall Street Journal or other comparable sources.

         Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

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         All sureties, guarantors and/or endorsers hereof (or of any obligation hereunder) and accommodation parties hereon (severally each hereinafter called a "Surety") and Maker each: (a) agree that the liability under this Note of all parties hereto is joint and several; (b) severally waive any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (c) consent that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

         In addition, each Surety waives and agrees not to assert: (a) any right to require Holder to proceed against Maker or any other Surety, to proceed against or exhaust any security for the Note, to pursue any other remedy available to Holder, or to pursue any remedy in any particular order or manner;
(b) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshalling; (d) notice of the existence, creation or incurring of new or additional indebtedness of Maker to Holder; (e) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of Sections 12-1641, et seq., of the Arizona Revised Statutes; and (f) any defense arising by reason of any disability or other defense of Maker or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Maker for payment of the Note. Until payment in full of the Note, no Surety shall have any right of subrogation and each hereby waives any right to enforce any remedy which Holder now has, or may hereafter have, against Maker or any other Surety, and waives any benefit of, and any right to participate in, any security now or hereafter held by Holder.

         Maker agrees that to the extent Maker or any Surety makes any payment to Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of Maker under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Holder, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

         Without limiting the right of Holder to bring any action or proceeding against Maker or any Surety or against any property of Maker or any Surety (an "Action") arising out of or relating to this Note or any indebtedness evidenced hereby in the courts of other jurisdictions, Maker and each Surety hereby irrevocably submit to the jurisdiction, process and venue of any Arizona State or Federal court sitting in Phoenix, Arizona, and hereby irrevocably agree that any Action may be heard and determined in such Arizona State court or in such Federal court. Maker and all Sureties each hereby irrevocably waives, to the fullest extent it may effectively do so, the defenses

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of lack of jurisdiction over any person, inconvenient forum or improper venue, to the maintenance of any Action in any Arizona State or Federal Court sitting in Phoenix, Arizona.

         This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee, and any subsequent holders of this Note, and their successors and assigns.

         All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Loan Agreement for the giving of notices.

         This Note shall be governed by and construed according to the laws of the State of Arizona.

         IN WITNESS WHEREOF, these presents are executed as of the date first written above.

                          CONTINENTAL CIRCUITS CORP., a Delaware
                          corporation



                          By:/s/ Frederick G. McNamee, III
                             --------------------------------------------------
                                   Its: President and Chief Executive Officer

                                                                       MAKER

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